Exhibit 4.2

MNTN DIGITAL, INC.

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

November 5, 2021

TABLE OF CONTENTS

Page

1.	Registration Rights	1

1.1	Definitions	1

1.2	Request for Registration	4

1.3	Company Registration	5

1.4	Obligations of the Company	7

1.5	Furnish Information	8

1.6	Expenses of Registration	9

1.7	Delay of Registration	9

1.8	Indemnification	9

1.9	Reports Under Exchange Act	11

1.10	Form S-3 Registration	12

1.11	Assignment of Registration Rights	13

1.12	Termination of Registration Rights	13

1.13	Limitations on Subsequent Registration Rights	13

2.	Market Stand-Off” Agreement	14

3.	Covenants of the Company	14

3.1	Delivery of Financial Statements	14

3.2	Inspection	15

3.3	Right of First Offer	16

3.4	Proprietary Information and Invention Assignment Agreements	17

3.5	Indemnification	17

3.6	Directors and Officers Liability Insurance	17

3.7	Stock Vesting	18

3.8	Assignment of Repurchase Right	18

3.9	Confidentiality	18

3.10	Brokers or Finders	19

3.11	Bonus/Dividend Plan	19

3.12	Board Matters	19

3.13	Publicity	19

3.14	FCPA	19

3.15	Termination of Covenants	19

4.	Restrictions on Transferability of Securities; Compliance with Securities Act	20

4.1	Restrictions on Transferability	20

4.2	Notice of Proposed Transfers	20

5.	Miscellaneous	21

5.1	Successors and Assigns	21

i

5.2	Governing Law	21

5.3	Venue	21

5.4	Jury Trial	21

5.5	Counterparts	21

5.6	Titles and Subtitles	21

5.7	Notices	22

5.8	Amendments and Waivers	22

5.9	Severability	22

5.10	Additional Parties	23

5.11	Delays or Omissions	23

5.12	Entire Agreement	23

5.13	Aggregation of Stock	23

5.14	Electronic and Facsimile Signatures	23

5.15	Advice of Counsel	23

5.16	Construction	24

5.17	Attorneys’ Fees	24

5.18	Further Assurances	24

5.19	Corporate Opportunities	24

Schedule A      Schedule of Investors

Schedule B      Schedule of Key Holders

ii

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of November 5, 2021, by and among MNTN Digital, Inc., a Delaware corporation (the “Company”), the investors listed on Schedule A hereto, each of which is herein referred to individually as an “Investor” and collectively as the “Investors”, and each of the stockholders listed on Schedule B hereto, each of whom is referred to herein as a “Key Holder.”

WHEREAS, the Company and certain of the Investors are parties to the Amended and Restated Investors’ Rights Agreement, dated as of August 25, 2021, by and among the Company and the parties thereto (the “Prior Agreement”).

WHEREAS, concurrently with the execution and delivery of this Agreement, certain of the Investors, who are party to that certain Series D Preferred Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), will purchase shares of the Company’s Series D Preferred Stock and Series C Preferred Stock as of the date hereof.

WHEREAS, Section 5.8 of the Prior Agreement provides, in part, that the Prior Agreement may only be amended and the observance of any term of this thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of at least 55% of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series C Preferred Stock, voting together as a single class on an as-converted to Common Stock basis (the “Prior Requisite Holders”).

WHEREAS, the Company and the undersigned Investors (who represent the Prior Requisite Holders), voting together as a single class on an as-converted to Common Stock basis, desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement.

WHEREAS, the Investors, the Key Holders and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors upon the conversion of the Preferred Stock of the Company and certain other matters as set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.            Registration Rights. The Company covenants and agrees as follows:

1.1            Definitions. For purposes of this Agreement:

(a)            “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or other investment fund now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.

(b)            “Board” means the Board of Directors of the Company.

(c)            “Business Day” means any day other than a Saturday, a Sunday or other day on which banks are not required to be open or are authorized to close in Los Angeles, California.

(d)            “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.

(e)            “Common Stock” means shares of the Company’s common stock, par value $0.0001 per share.

(f)            “Convertible Securities” means any bonds, debentures, notes or other evidences of indebtedness, and any options, warrants, shares (including, but not limited to, shares of Preferred Stock) purchase rights or any other securities convertible into, exercisable for, or exchangeable for Common Stock.

(g)            “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(h)            “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(i)            “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 of this Agreement.

(j)            “Initiating Holders” means any Holder or Holders who in the aggregate hold at least 40% of the Registrable Securities then outstanding.

(k)            “IPO” means the Company’s first firm commitment underwritten public offering of the Common Stock of the Company to the general public that is effected pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act.

(l)            “Key Holder Registrable Securities” means (i) the number of shares of Common Stock held by the Key Holders as set forth on Schedule B, and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such shares.

(m)            “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(n)            “Preferred Stock” means shares of the Company’s preferred stock, par value $0.0001 per share.

(o)            The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or document.

(p)            “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the shares of Preferred Stock held by the Investors listed on Schedule A hereto and any assignee thereof, (ii) any Common Stock of the Company issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in clause (i) hereof and (iii) the Key Holder Registrable Securities, provided, however, that such Key Holder Registrable Securities shall not be deemed Registrable Securities and the Key Holders shall not be deemed Holders for the purposes of Sections 1.2 (and any other applicable Section or Section with respect to registrations under Section 1.2), 1.13, 3.1, 3.2, 3.3 and 5.8; provided, further, that the shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (C) transferred in a transaction pursuant to which the registration rights are not also assigned in accordance with Section 1.11 hereof. A holder of Shares need not convert such Preferred Stock into Common Stock prior to requesting registration hereunder but may make such request in contemplation of conversion of such Preferred Stock into Common Stock prior to the effectiveness of such registration.

(q)            The number of shares of “Registrable Securities then outstanding” shall be the sum of the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(r)            “Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

(s)            “Restricted Securities” means the securities of the Company required to bear the legend set forth in (i) Section 3.6 of the Purchase Agreement; (ii) Section 3.6 of the Series C Preferred Stock and Warrant Purchase Agreement, dated as of September 23, 2015; (iii) Section 3.6 of the Series B Preferred Stock Purchase Agreement, dated as of September 15, 2011; or (iv) in Section 3.6 of the Series A Preferred Stock Purchase Agreement, dated October 16, 2009.

(t)            “Rule 144” means Rule 144 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

(u)            “Rule 144(b)(1)(i)” means subsection (b)(1)(i) of Rule 144 under the Act as it applies to persons who have held shares for more than one year.

(v)            “SEC” means the Securities and Exchange Commission.

(w)            “Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

1.2            Request for Registration.

(a)            Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) five years after the effective date of the Agreement or (ii) six months following the effective date of a registration statement in connection with an IPO, a written request from the Initiating Holders that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities which would have an aggregate offering price of not less than $5,000,000, then the Company shall within 20 days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use commercially reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within 20 days of the mailing of the Company’s notice pursuant to this Section 1.2(a).

(b)            If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1.2(a) and the Company shall include such information in the written notice referred to in Section 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to those Initiating Holders holding a majority of the Registrable Securities (on an as-converted to Common Stock basis) held by all Initiating Holders. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated, first, to the Initiating Holders and each Investor that participated in the underwriting as a Holder on a pro rata basis based on the total number of Registrable Securities held by the Initiating Holders and participating Investors; and second, to any Holder on a pro rata basis among all such Holders. In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)            Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the President of the Company stating that, in the good faith judgment of the Board, it would be detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any 12 month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such 90 day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

(d)            In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i)            after the Company has effected two registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective and that either (A) the conditions of Section 1.4(a) have been satisfied or (B) the registration statements remain effective and there are no stop orders in effect to such registration statements;

(ii)            during the six-month period following the effective date of the registration statement pertaining to an IPO;

(iii)            if, within 30 days of a registration request by the Initiating Holders, the Company gives notice to the Holders of its intent to file a registration statement for an IPO within 90 days, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

(iv)            in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance or otherwise subject itself to general taxation.

1.3            Company Registration.

(a)            If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than (i) a registration relating to a demand pursuant to Section 1.2 or (ii) a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 5.7, the Company shall, subject to the provisions of Section 1.3(b), use commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. Registrations effected pursuant to this Section 1.3 shall not be counted as demands for registration pursuant to Section 1.2.

(b)            If the registration statement under which the Company gives notice under this Section 1.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 1.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and finally, to any stockholder of the Company (other than a Holder) on a pro rata basis. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering; (ii) the amount of securities of the selling Holders included in the offering be reduced below 30% of the total amount of securities included in such registration, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering; or (iii) notwithstanding clause (ii) above, any Registrable Securities which are not Key Holder Registrable Securities be excluded from such underwriting unless all Key Holder Registrable Securities are first excluded from such offering. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and lineal descendants of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(c)            The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration and shall promptly notify any Holder that has elected to include shares in such registration of such termination or withdrawal.

1.4            Obligations of the Company.

(a)            Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(i)            Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder (on an as-converted to Common Stock basis), keep such registration statement effective for a period of up to 120 days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 120 day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 120 day period shall be extended for up to 60 days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(ii)            Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(iii)            Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(iv)            Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process, or subject itself to general taxation, in any such states or jurisdictions.

(v)            In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement, subject to compliance with the terms of Section 1.8 herein.

(vi)            Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(vii)            Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed.

(viii)            Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(ix)            Reasonably cooperate in all necessary respects with (A) counsel in preparation of the customary legal opinions and (B) accountants in preparation of the customary comfort letters, copies of which shall be provided to each Holder so requesting; provided that the Holders shall not be entitled to rely upon such legal opinions and comfort letters other than in accordance with their own respective terms.

(b)            Notwithstanding the provisions of this Section 1, the Company shall be entitled to postpone or suspend, for a reasonable period of time not to exceed 60 days, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall reasonably determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board:

(i)            Materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board has authorized negotiations.

(ii)            Materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii)            Require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).

(c)            In the event of the suspension of effectiveness of any registration statement pursuant to this Section 1.4, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

1.5            Furnish Information.

(a)            It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

(b)            The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.10 if, due to the operation of Section 1.5(a), the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 1.2(a) or Section 1.10(b), as the case may be.

1.6            Expenses of Registration. All expenses (other than underwriting discounts and commissions, stock transfer taxes and fees of counsel to the selling shareholders) incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, Section 1.3 and Section 1.10, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (not to exceed $35,000), shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2(a) or Section 1.10 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities (on an as-converted to Common Stock basis) to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be registered in the withdrawn registration) unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, that if at the time of such withdrawal, the Holders (i) have learned of a material adverse change in the condition, business, or prospects of the Company that was not known at the time of their request or could have not been reasonably known given the prior communication or information provided by the Company to the Holders and (ii) have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

1.7            Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.8            Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)            To the extent permitted by law, the Company will indemnify and hold harmless each Holder (and the partners, members, officers and directors of each Holder), any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder (and such partner, member, officer or director of each Holder), underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for inclusion in a registration statement in connection with such registration by any such Holder, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered by such Holder, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented), or the free writing prospectus, as applicable, would have cured the defect giving rise to such loss, claim, damage or liability.

(b)            To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, provided that in no event shall any indemnity under this Section 1.8(b) exceed the net proceeds from the offering received by such Holder.

(c)            Promptly after receipt by an indemnified party under this Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but only to the extent of such prejudice.

(d)            If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that, in no event shall any contribution by a Holder under this Section 1.8(d), when combined with amounts paid or payable by such Holder pursuant to Section 1.8(b), exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)            To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)            The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1.

1.9            Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144, the Company agrees to:

(a)            make and keep adequate current public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the IPO;

(b)            file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)            furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.10            Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities then outstanding, a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Initiating Holder or Holders, the Company will:

(a)            promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)            use commercially reasonable efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.10:

(i)            if Form S-3 is not available for such offering by the Holders;

(ii)            if the Holders propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $2,000,000;

(iii)            if the Company has effected two registrations pursuant to this Section 1.10 within the 12 month period preceding such request;

(iv)            if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such Form S 3 registration to be filed at such time, in which event the Company shall have the right to defer the filing of the Form S 3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 1.10; provided, however, that the Company shall not utilize this right more than once in any 12 month period;

(v)            in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance or otherwise subject itself to general taxation. Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.10 shall not be counted as demands for registration effected pursuant to Section 1.2; or

(vi)            if the Company, within 30 days of receipt of the request of such Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within 90 days of receipt of such request (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145), provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective.

1.11            Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by (i) a Holder that is a partnership, to any subsidiary, parent, partner, retired partner, Affiliate or affiliated fund of such Holder, (ii) a Holder that is a limited liability company, to any member or former member of such Holder, Affiliate or an affiliated fund of such Holder, (iii) a Holder that is an entity, to any Affiliate of such Holder, (iv) a Holder who is an individual, to such Holder’s family member or trust for the benefit of such Holder or such Holder’s family member; or (v) a Holder to any other person that is, or will be upon completion of any transfer of Registrable Securities, a Major Investor; provided (in all cases) (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 2 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

1.12            Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earliest to occur of the following: (a) the fifth anniversary of the effective date of the IPO, (b) as to any Holder, such earlier time after the IPO at which such Holder (i) can sell all shares held by it in compliance with Rule 144(b)(1)(i) or (ii) holds one percent or less of the Company’s outstanding Common Stock and all Registrable Securities held by such Holder (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any 90 day period without registration in compliance with Rule 144 or (c) after the consummation of a Liquidation (as defined in the Restated Certificate).

1.13            Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Requisite Holders (as defined in the Restated Certificate), voting together as a single class on an as-converted to Common Stock basis, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights pari passu or senior to those granted to the Holders hereunder (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145).

2.            Market Stand-Off” Agreement. Each Holder hereby agrees that in connection with the IPO, upon request of the underwriters managing the IPO, such Holder shall enter into an agreement that it will not (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately before the effective date of the registration statement for the IPO or (ii) enter into any hedging swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Common Stock (or other securities), whether any such transaction above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed 180 days following the effective date of a registration statement of the Company filed under the Securities Act in connection with the Company’s IPO; provided, however, that all executive officers, directors and holders of one percent or more of the Company’s outstanding capital stock of the Company enter into similar agreements. Any discretionary waiver or termination of the restrictions of such agreements or contained herein by the Company or representatives of the underwriters shall apply to each of the Major Investors (as defined below) pro rata, which pro rata release shall be reflected in any lock-up agreements executed by the Major Investors. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said 180 day period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 2 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Notwithstanding the foregoing, any Holder that is an entity shall be permitted to distribute securities of the Company during the market stand-off period to its stockholders, members, former members, partners, former partners or other equity holders, or to an entity controlling, controlled by or under common control with such Holder, so long as each distributee agrees in writing to be bound by the restrictions set forth herein.

3.            Covenants of the Company.

3.1            Delivery of Financial Statements. The Company shall, upon request, deliver to Rincon Venture Partners L.P., Daher Capital Ltd. and each Investor that (together with its Affiliates) holds at least five percent of the Company’s Preferred Stock then outstanding (on an as-if converted to Common Stock basis) (a “Major Investor”):

(a)            as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such fiscal year, and a statement of cash flows for such fiscal year, such year-end financial reports to be in reasonable detail and prepared in accordance with generally accepted accounting principles (“GAAP”), and all such year-end financial reports shall be audited and certified by an independent public accounting firm selected by the Board of Directors;

(b)            as soon as practicable, but in any event within 45 days after the end of each quarter of each fiscal year of the Company, an unaudited income statement, an unaudited statement of cash flows for such fiscal quarter and an unaudited balance sheet for such quarter, such quarterly financial reports to be in reasonable detail;

(c)            as soon as practicable after the end of each calendar month, and in any event within 30 days thereafter, an unaudited income statement, an unaudited statement of cash flows for such month, and an unaudited balance sheet for such month, such monthly financial reports to be in reasonable detail;

(d)            as soon as practicable, but in any event at least 30 days prior to the end of each fiscal year, an operating budget forecasting the next fiscal year, including balance sheets, income statements and statements of cash flows, such budget to be in reasonable detail and prepared on a monthly basis, and promptly following preparation, any other updated or revised budgets for such fiscal year prepared by the Company; and

(e)            as soon as practicable, but in any event within 45 days after the end of each quarter of each fiscal year of the Company, a capitalization table showing each equity holder and share of fully diluted ownership.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

3.2            Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be convenient to the Company and such Major Investor; provided, however, that the Company shall not be required to disclose details of (1) contracts with or work performed for specific customers and other business partners where to do so would violate confidentiality obligations to those parties (2) which upon advice of counsel is reasonably necessary to preserve the attorney-client privilege or (3) which the Company reasonably considers to be a trade secret or similar highly sensitive proprietary confidential information. Each such Major Investor shall have such other access to management and information as is necessary for it to comply with applicable laws and regulations and reporting obligations.

3.3            Right of First Offer. Subject to the terms and conditions specified in this Section 3.3, the Company hereby grants to each Investor a right of first offer to purchase such Investor’s pro rata portion with respect to future sales by the Company of its Shares (as hereinafter defined). Each time following the date hereof that the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock (including, without limitation, any such shares or securities issued in connection with debt securities) (“Shares”), the Company shall first make an offering of such Shares to each Investor in accordance with the following provisions:

(a)            The Company shall deliver a notice in accordance with Section 5.7 to the Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms upon which it proposes to offer such Shares.

(b)            By written notification received by the Company, within 20 calendar days after delivery of the notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the notice, up to that portion of such Shares that equals the proportion that the number of shares of Preferred Stock issued and held by each such Investor (based on an as-converted into Common Stock basis immediately before the issuance of the Shares) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full exercise and conversion of all outstanding convertible securities). The Company shall promptly, in writing, inform each Investor that elects to purchase all the shares available to it (a “Fully-Exercising Investor”) of any other Investor’s failure to do likewise. During the ten day period commencing after such information is given, each Fully- Exercising Investor may elect to purchase that portion of the Shares for which the Investors were entitled to subscribe but which were not subscribed for that is equal to the proportion that the number of shares of Preferred Stock issued and held by each such Fully-Exercising Investor (based on an as-converted into Common Stock basis) bears to the total number of shares of Preferred Stock issued and held by each such Fully-Exercising Investor (based on an as-converted into Common Stock basis) issued and held, or issuable upon the full conversion and exercise of all convertible securities then held, by all Fully- Exercising Investors who wish to purchase some of the unsubscribed shares.

(c)            If all Shares that the Investors are entitled to obtain pursuant to Section 3.3(b) are not elected to be obtained as provided in Section 3.3(b) hereof, the Company may, during the 60 day period following the expiration of the period provided in Section 3.3(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the notice. If the Company does not enter into a definitive binding agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

(d)            The right of first offer in this Section 3.3 shall not be applicable to the issuance of Excluded Securities (as such term is defined in the Restated Certificate), other than the Excluded Securities set forth in Article Fourth, Part B, Section 3(i)(ii)(E).

(e)            The rights provided in this Section 3.3 may not be assigned or transferred by any Investor; provided, however, that (1) an Investor that is a venture capital fund or institutional investment entity may assign or transfer such rights to its Affiliates and (2) an Investor may assign or transfer such rights to any other person acquiring at least 500,000 shares of the Company’s Registrable Securities (as appropriately adjusted for any stock split, dividend, combination or other recapitalization or like transactions) (or all of such transferring Holder’s shares if less); provided (in all cases) (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such rights are being assigned; and (y) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (z) such transferee or assignee is not a competitor of the Company, as determined by the Board in good faith.

(f)            Notwithstanding the foregoing, the right of first offer in this Section 3.3 shall not be applicable to any Investor and any subsequent issuance of securities if, (i) at the time of such subsequent issuance of securities, such Investor is not an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and (ii) such subsequent issuance of securities is otherwise being offered only to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(g)            From and after the date of this Agreement, the Company shall not, without the prior written consent of the Requisite Holders, voting together as a single class on an as- converted to Common Stock basis, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder any pro rata rights that are pari passu or senior, in good faith judgment of the Board, to those granted to the Holders hereunder.

3.4            Proprietary Information and Invention Assignment Agreements. The Company shall require all employees to execute and deliver a proprietary information and invention assignment agreement substantially in a form approved by the Board. The Company shall require all consultants to the Company that have access to the Company’s intellectual property to enter into an agreement containing appropriate confidentiality and invention assignment provisions.

3.5            Indemnification. The Company shall use its best efforts to provide that the Restated Certificate and the bylaws of the Company provide for indemnification of directors of the Company to the maximum extent permitted by law. If the Company or any of its successors or assignees consolidates with or merges into any other entity and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, the Restated Certificate, indemnity agreements, or elsewhere, as the case may be.

3.6            Directors and Officers Liability Insurance. The Company shall use its reasonable best efforts to maintain a policy or policies of directors’ and officers’ liability insurance on terms and conditions acceptable to the Board of Directors, including each of the Preferred Directors (as defined in the Restated Certificate), until such time as the Board of Directors, including each of the Preferred Directors, determines that such insurance should be discontinued.

3.7            Stock Vesting. Unless otherwise approved by the Board, including at least one of the Preferred Directors, all stock, stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting no earlier than as follows: (a) 25% of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the Company, and (b) 75% of such stock shall vest in equal monthly installments over the remaining three years. With respect to any shares of stock purchased by any such person still subject to vesting, the Company’s repurchase option shall provide that upon such person’s termination of employment or service with the Company, with or without cause, the Company or its assignee shall have the option to purchase at cost any unvested shares of stock held by such person. Unless otherwise approved by the Board, including at least one of the Preferred Directors, no stock option, restricted stock and similar equity grant issued to officers and consultants shall be transferable until such time as such stock option, restricted stock and similar equity grant is fully vested.

3.8            Assignment of Repurchase Right. The Company hereby agrees that, after the date hereof, in the event that the Company elects not to repurchase shares of Common Stock that (a) have been issued to employees, officers, directors or consultants of the Company or Mark Douglas and (b) have not vested pursuant to stock restriction agreements, or similar agreements relating to such unvested shares, and (c) are entitled to be repurchased by the Company (upon the termination of service of such person or otherwise), then the Company shall assign its repurchase right with respect to such shares to the Investors on a pro rata basis, based on the number of shares of capital stock then held by each (assuming the conversion and exercise of all convertible and exercisable securities). To the extent an Investor does not intend to exercise the repurchase right, it may be reassigned among the exercising Investors on a pro rata basis.

3.9            Confidentiality. Each Investor agrees, severally and not jointly, to use the same degree of care as such Investor uses to protect its own confidential information for any information obtained pursuant to Section 3.1 and Section 3.2 hereof which the Company identifies in writing as being proprietary or confidential and such Investor acknowledges that it will not, unless otherwise required by law or the rules of any national securities exchange, association or marketplace, disclose such information without the prior written consent of the Company except such information that (a) was in the public domain prior to the time it was furnished to such Investor, (b) is or becomes (through no willful improper action or inaction by such Investor) generally available to the public, (c) was in its possession or known by such Investor without restriction prior to receipt from the Company, (d) was rightfully disclosed to such Investor by a third party without restriction or (e) was independently developed without any use of the Company’s confidential information (each, a “Exclusion”). Notwithstanding the foregoing, each Investor that is a limited partnership, limited liability company or other entity may disclose such proprietary or confidential information to any Affiliates, former partners or members who retained an economic interest in such Investor, current or prospective partner of the partnership or any subsequent partnership under common investment management, limited partner, general partner, member, stockholder, management company or investment adviser of such Investor (or any employee or representative of any of the foregoing) (each of the foregoing persons, a “Permitted Disclosee”) or legal counsel, accountants or representatives for such Investor.

3.10            Brokers or Finders. The Company and the Investors shall each indemnify the other for any broker’s or finder’s fees for which either is responsible.

3.11            Bonus/Dividend Plan. The Company shall not amend or modify the amended and restated bonus/divided plan arrangement, as amended and restated by the Board of Directors on or around the date hereof, without the affirmative vote of the majority of the Board of Directors, including each of the Preferred Directors as well as the Common Director (as defined in the Restated Certificate).

3.12            Board Matters. The Company shall reimburse the non-employee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors.

3.13            Publicity. The Company will provide and allow Mercato Partners (“Mercato”) to place on its website electronic versions of the Company’s logo and press coverage and the Company will use its commercially reasonable efforts to include Mercato’s logo on the Company’s website in prominent locations and will facilitate and maintain bi-directional hyper-links between the Company’s and Mercato’s websites wherever either party is mentioned so long as such placement does not interfere with the business and branding of the Company’s website. Mercato shall have the right to place announcements in financial and other newspapers, journals and mailings, at its own expense and option, describing its purchase of shares of the Company’s Series C Preferred Stock, provided that no financial terms with respect to the foregoing shall be disclosed without the Company’s prior written consent, which the Company may withhold in its sole discretion.

3.14            FCPA. The Company covenants that it shall not (and shall not permit any of its subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further covenants that it shall (and shall cause each of its subsidiaries and Affiliates to) cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or Affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company shall promptly notify each Investor if the Company becomes aware of any Enforcement Action (as defined in the Purchase Agreement). The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA. The Company shall use its best efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

3.15            Termination of Covenants. Except as provided herein, the covenants set forth in this Section 3 (except Section 3.5) shall terminate immediately prior to the earlier to occur of: (a) the consummation of the IPO, (b) the time that the Company becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act or (c) the consummation of a Liquidation. Section 3.5 shall only terminate upon the consummation of a Liquidation.

4.            Restrictions on Transferability of Securities; Compliance with Securities Act.

4.1            Restrictions on Transferability. The Restricted Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Section 4, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of Restricted Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. Notwithstanding the foregoing, the Company shall not require any transferee of shares pursuant to an effective registration statement or, following the IPO, Rule 144 to be bound by the terms of this Agreement.

4.2            Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4.2.

(a)            Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction or, following the IPO, the transfer is made pursuant to Rule 144, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144 or pursuant to an effective registration statement, the appropriate restrictive legend set forth in the applicable section of the applicable purchase agreement for such restricted security, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

(b)            Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (D) an entity transferring to an Affiliate, or (E) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

5.            Miscellaneous.

5.1            Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities or Restricted Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2            Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights of obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California without regard to its choice of laws principles.

5.3            Venue. Any suit or proceeding relating to, arising out of or arising under this Agreement shall be brought in the federal or state courts located in New Castle County, Delaware, United States, which courts shall have the sole and exclusive in personam, subject matter and other jurisdiction in connection with such suit or proceedings and venue shall be appropriate for all purposes in such courts.

5.4            Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT. If the waiver of jury trial set forth in this section is not enforceable, then any claim or cause of action arising out of or relating to this Agreement shall be settled by judicial reference pursuant to California Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the state or federal courts located in New Castle County, Delaware. This paragraph shall not restrict a party from exercising pre-judgment remedies under applicable law.

5.5            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.6            Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.7            Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day; (c) five Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to the Company shall be sent to:

MNTN Digital, Inc.

11111 Jefferson Blvd., #5286

Culver City, CA 90230

Attn: Mark Douglas

Email: mark@mountain.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

355 South Grand Avenue, Suite 100

Los Angeles, CA 90071-1560

Attn: David Ajalat

Email: david.ajalat@lw.com

All communications to Investors and Key Holder shall be made as follows:

If to an Investor, at such Investor’s address as set forth in Schedule A hereto, or at such other address as the relevant recipient may designate pursuant to the provisions of this Section 5.7. If to a Key Holder, at such Key Holder’s address as set forth in Schedule B hereto, or at such other address as the relevant recipient may designate pursuant to the provisions of this Section 5.7.

5.8            Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Requisite Holders; provided, however, that if any such amendment or waiver would affect any Holder or group of Holders in a manner that is materially and adversely different than the other Holders, then such amendment or waiver shall also require the prior written consent of such Holder(s); provided further, however, that no consent or approval of any Holder shall be required to add persons as parties to this Agreement as Investors pursuant to Section 5.10 hereof or to revise Exhibit A to include such parties. Further, this Agreement may not be amended, and no provision hereof may be waived, in each case, in any way which would adversely affect the rights of the Key Holders hereunder in a manner disproportionate to any adverse effect such amendment or waiver would have on the rights of the Investors hereunder, without also the written consent of the holders of at least a majority of the Registrable Securities held by the Key Holders. Any amendment effected in accordance with this Section shall be binding upon each Holder of Registrable Securities and the Company.

5.9            Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible and such invalidity, illegality or unenforceability will not affect any other provision of this Agreement. In such event, the parties shall negotiate, in good faith, a legal, valid and enforceable substitute provision which most nearly effects the intent of the parties in entering into this Agreement.

5.10            Additional Parties. Persons who acquire (i) shares of Preferred Stock after the effective date of this Agreement, or (ii) warrants to purchase Preferred Stock, as may be approved by the Board, including each of Preferred Directors (each, an “Additional Party”), upon execution and delivery of counterpart signature pages to this Agreement, shall become parties hereto, each such Additional Party thereby agreeing to be bound by and subject to the terms of this Agreement as an Investor hereunder. Each such Additional Party shall thereafter shall be deemed an Investor for all purposes under this Agreement.

5.11            Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to either party to this Agreement, upon any breach or default of the other party to this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.12            Entire Agreement. The Prior Agreement is hereby terminated in its entirety and restated herein. All provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and terminated in their entirety and shall have no further force and effect. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

5.13            Aggregation of Stock. All shares of Registrable Securities of the Company held or acquired by a stockholder and its affiliated entities shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.14            Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including without limitation transmission by .pdf) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to the other party if so requested.

5.15            Advice of Counsel. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

5.16            Construction.

 (a)            References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(b)            References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(c)            Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified and shall be counted from the day immediately following the date from which such number of days are to be counted.

5.17            Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.18            Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.19            Corporate Opportunities. The Company acknowledges that the Investors and their affiliates, members, equity holders, director representatives, partners, employees, agents and other related persons are engaged in the business of investing in private and public companies in a wide range of industries, including the industry segment in which the Company operates (the “Company Industry Segment”). Accordingly, the Company and the Investors acknowledge and agree that a director of the Company (a “Covered Person”) shall:

(a)            have no duty to the Company to refrain from participating as a director, investor or otherwise with respect to any company or other person or entity that is engaged in the Company Industry Segment or is otherwise competitive with the Company, and

(b)            in connection with making investment decisions, to the fullest extent permitted by law, have no obligation of confidentiality or other duty to the Company to refrain from using any information, including, but not limited to, market trend and market data, which comes into such Covered Person’s possession, whether as a director, investor or otherwise (the “Information Waiver”), provided that the Information Waiver shall not apply, and therefore such Covered Person shall be subject to such obligations and duties as would otherwise apply to such Covered Person under applicable law, if the information at issue (i) constitutes material non-public information which is known to the Investor to be a material non-public information and which is not otherwise an Exclusion, or (ii) is covered by a contractual obligation of confidentiality to which the Company is subject and which is known to the Investor to be confidential and which is not otherwise an Exclusion.

Notwithstanding anything in this Section 5.19 to the contrary, nothing herein shall be construed as a waiver of a duty of loyalty to the Company by a Director of the Company or obligation of confidentiality with respect to the disclosure of confidential information of the Company as provided in this Agreement.

(Signature pages follow)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

MNTN DIGITAL, INC.

By:	/s/ Mark Douglas
Name: Mark Douglas
Title: President and Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

KEY HOLDER:

MARK DOUGLAS

/s/ Mark Douglas
(Signature)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

KEY HOLDER:

MEM NEWCO HOLDINGS, LLC

By:	/s/ Ryan Reynolds
Name: Ryan Reynolds
Title: Manager

By:	/s/ George Dewey
Name: George Dewey
Title: Manager

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

RINCON VENTURE PARTNERS II, L.P.

By: Rincon Venture Associations II, LLC
Its: General Partner

By:	/s/ Jim Andelman
Name: Jim Andelman
Title: Manager

RINCON VENTURE PARTNERS, L.P.

By: Rincon Venture Associations II, LLC
Its: General Partner

By:	/s/ Jim Andelman
Name: Jim Andelman
Title: Manager

RINCON VENTURE PARTNERS II QP, L.P.

By:	/s/ Jim Andelman
Name: Jim Andelman
Title: Managing Partner

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

BARODA VENTURES LLC

By:	/s/ Peter Lee
Name: Peter Lee
Title: President

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

MERCATO PARTNERS GROWTH III, L.P.

By: Mercato Partners Growth III GP, LLC
Its: General Partner

By:	/s/ Joe Kaiser
Name: Joe Kaiser
Title: Director

MERCATO PARTNERS GROWTH AI III, L.P.

By: Mercato Partners Growth III GP, LLC
Its: General Partner

By:	/s/ Joe Kaiser
Name: Joe Kaiser
Title: Director

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

VARIABLE INSURANCE PRODUCTS FUND III: VIP GROWTH OPPORTUNITIES PORTFOLIO

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR GROWTH OPPORTUNITIES FUND

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR SERIES GROWTH OPPORTUNITIES FUND

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY U.S. GROWTH OPPORTUNITIES INVESTMENT TRUST

By: Its Manager Fidelity Investments Canada ULC

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

FIDELITY NORTHSTAR FUND - SUB D

By: Its Manager Fidelity Investment Canada ULC

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY SECURITIES FUND: FIDELITY SMALL CAP GROWTH FUND

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY SECURITIES FUND: FIDELITY SMALL CAP GROWTH K6 FUND

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY CAPITAL TRUST: FIDELITY FLEX SMALL CAP FUND - SMALL CAP GROWTH SUBPORTFOLIO

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

FIDELITY SECURITIES FUND: FIDELITY BLUE CHIP GROWTH FUND

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY BLUE CHIP GROWTH COMMINGLED POOL

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY SECURITIES FUND: FIDELITY FLEX LARGE CAP GROWTH FUND

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY SECURITIES FUND: FIDELITY BLUE CHIP GROWTH K6 FUND

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

FIDELITY BLUE CHIP GROWTH INSTITUTIONAL TRUST

By: Its Manager Fidelity Investments Canada ULC

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIAM TARGET DATE BLUE CHIP GROWTH COMMINGLED POOL

By: Fidelity Institutional Asset Management Trust Company as Trustee

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

BLACKROCK SCIENCE AND TECHNOLOGY TRUST

By: BlackRock Advisors, LLC, its Investment Adviser

By:	/s/ Tony Kim
Name: Tony Kim
Title: Managing Director

BLACKROCK GLOBAL ALLOCATION FUND, INC.

By: BlackRock Advisors, LLC, its Investment Adviser

By:	/s/ William Abecassis
Name: William Abecassis
Title: Authorized Signatory

BLACKROCK GLOBAL FUND-GLOBAL ALLOCATION FUND

By: BlackRock Investment Management, LLC, as Investment Sub-Adviser

By:	/s/ William Abecassis
Name: William Abecassis
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

BLACKROCK GLOBAL ALLOCATION V.I. FUND OF BLACKROCK VARIABLE SERIES FUND, INC.

By: BlackRock Advisors, LLC, its Investment Adviser

By:	/s/ William Abecassis
Name: William Abecassis
Title: Authorized Signatory

BLACKROCK GLOBAL ALLOCATION PORTFOLIO OF BLACKROCK SERIES FUND, INC.

By: BlackRock Advisors, LLC, its Investment Adviser

By:	/s/ William Abecassis
Name: William Abecassis
Title: Authorized Signatory

BLACKROCK INVESTMENT MANAGEMENT (AUSTRALIA) LIMITED AS RESPNSIBLE ENTITY OF THE BLACKROCK GLOBAL ALLOCATION FUND (AUST)

By: BlackRock Investment Management, LLC, as SubInvestment Manager

By:	/s/ William Abecassis
Name: William Abecassis
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

BLACKROCK GLOBAL ALLOCATION COLLECTIVE FUND

By: BlackRock Institutional Trust Company, NA, not in its individual capacity but as Trustee of the BlackRock Global Allocation Collective Fund

By:	/s/ William Abecassis
Name: William Abecassis
Title: Authorized Signatory

BLACKROCK CAPITAL ALLOCATION TRUST

By: BlackRock Advisors, LLC, as Investment Advisor

By:	/s/ William Abecassis
Name: William Abecassis
Title: Authorized Signatory

BLACKROCK ESG CAPITAL ALLOCATION TRUST

By: BlackRock Advisors, LLC, as Investment Advisor

By:	/s/ William Abecassis
Name: William Abecassis
Title: Authorized Signatory

 IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

BLACKROCK STRATEGIC INCOME OPPORTUNITIES PORTFOLIO OF BLACKROCK FUNDS V

By: BlackRock Advisors, LLC, its Investment Advisor

By:	/s/ William Abecassis
Name: William Abecassis
Title: Authorized Signatory

BLACKROCK STRATEGIC GLOBAL BOND FUND, INC.

By: BlackRock Advisors, LLC, its Investment Advisor

By:	/s/ William Abecassis
Name: William Abecassis
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

DAHER CAPITAL LTD

By:	/s/ Marc Daher
Name: Marc Daher
Title: Managing Director

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

GREYCROFT PARTNERS II, L.P.

By: Greycroft Managers II, LLC
Its: General Partner

By:	/s/ Matthew Parker
Name: Matthew Parker
Title: Chief Financial Officer

SCHEDULE A

Schedule of Investors

Investor

Mercato Partners Growth III, L.P.
Mercato Partners Growth AI III, L.P.

6550 S. Millrock Drive, Suite 125
Salt Lake City, UT 84121
Attn: Aaron DeRose

Baroda Ventures LLC

245 South Beverly Drive
Beverly Hills, CA 90212
Attn: David Bohnett

SV Angel LLC

2000 Washington St. #3
San Francisco, CA 94109
Attn: SV Angel LLC

Rincon Venture Partners II, LP

803 Chapala Street
Santa Barbara, California 93101
Attn: Jim Andelman

Rincon Venture Partners, LP

803 Chapala Street
Santa Barbara, California 93101
Attn: Jim Andelman

Rincon Venture Partners II QP, LP

803 Chapala Street
Santa Barbara, California 93101
Attn: Jim Andelman

Greycroft Partners II, L.P.

598 Madison Avenue, 10th Floor
New York, NY 10022
Attn: Alan J. Patricof

Qualcomm Incorporated

5775 Morehouse Dr.
San Diego, CA, 92121
Attn: Adam Schwenker

Daher Capital Ltd.

Cayman Corporate Centre
27 Hospital Road
George Town, Grand Cayman KY1-9008
Cayman Islands
Main Address: 1403 Index Tower, Happiness Street
DIFC, Dubai, United Arab Emirates
Attn: Michel Daher

Lighthouse Capital Partners VI, L.P.

3555 Alameda de las Pulgas, Suite 200
Menlo Park, CA 94025
Attn: Cristy Barnes

Eisen Revocable Trust Dated 10/11/2013

7501 N. Via De La Escuela
Scottsdale, AZ 85258
Attn: Ori Eisen

Staley Capital Management LLC

20 William Street, Suite 270
Wellesley, MA 02481

Brederode International SARL

Luigi Santambrogio, Director
+352.26.25.99.71
Ls@brederode.eu
32, Boulevard Joseph II
L1840 Luxembourg

JRT, LLC

Khosrow Semnani
801-321-7725
Ksemnani@skhart.com
630 E. South Temple
Salt Lake City, UT 84102

JA Cropston LLC

Jeremy Andrus
415-577-9979
Jeremy.andrus@gmail.com
1845 Yalecrest Ave
Salt Lake City, UT 84108

Osborn Companies, LC

Warren Osborn, Manager
801-426-5080
Warren@stonewaycapital.com
4290 North Vintage Circle
Provo, UT 84604

BlackRock Science and Technology Trust

c/o BlackRock Advisors, LLC
400 Howard Street
San Francisco, CA 94105
Attn: Tony Kim
Email: tony.kim@blackrock.com and
FEPMAssistantsUS@blackrock.com

With a copy (which shall not constitute notice) to:
c/o BlackRock, Inc.
Office of the General Counsel
40 East 52nd Street
New York, NY 10022
Attn: David Maryles and Tracy Ke
Email: legaltransactions@blackrock.com

BlackRock Global Allocation Fund, Inc.

c/o BlackRock Advisors, LLC
55 East 52nd Street
New York, NY 10055
Attn: William Abecassis
Email: william.abecassis@blackrock.com

With a copy (which shall not constitute notice) to:
c/o BlackRock, Inc.
Office of the General Counsel
40 East 52nd Street
New York, NY 10022
Attn: David Maryles and Tracy Ke
Email: legaltransactions@blackrock.com

BlackRock Global Funds -- Global Allocation Fund

c/o BlackRock Investment Management, LLC
55 East 52nd Street
New York, NY 10055
Attn: William Abecassis
Email: william.abecassis@blackrock.com

With a copy (which shall not constitute notice) to:
c/o BlackRock, Inc.
Office of the General Counsel
40 East 52nd Street
New York, NY 10022
Attn: David Maryles and Tracy Ke
Email: legaltransactions@blackrock.com

BlackRock Global Allocation V.I. Fund of
BlackRock Variable Series Funds, Inc.

c/o BlackRock Advisors, LLC
55 East 52nd Street
New York, NY 10055
Attn: William Abecassis
Email: william.abecassis@blackrock.com

With a copy (which shall not constitute notice) to:
c/o BlackRock, Inc.
Office of the General Counsel
40 East 52nd Street
New York, NY 10022
Attn: David Maryles and Tracy Ke
Email: legaltransactions@blackrock.com

BlackRock Global Allocation Portfolio of
BlackRock Series Fund, Inc.

c/o BlackRock Advisors, LLC
55 East 52nd Street
New York, NY 10055
Attn: William Abecassis
Email: william.abecassis@blackrock.com

With a copy (which shall not constitute notice) to:
c/o BlackRock, Inc.
Office of the General Counsel
40 East 52nd Street
New York, NY 10022
Attn: David Maryles and Tracy Ke
Email: legaltransactions@blackrock.com

BlackRock Investment Management (Australia)
Limited as responsible entity of
THE BLACKROCK GLOBAL ALLOCATION FUND (AUST)

c/o BlackRock Investment Management, LLC
55 East 52nd Street
New York, NY 10055
Attn: William Abecassis
Email: william.abecassis@blackrock.com

With a copy (which shall not constitute notice) to:
c/o BlackRock, Inc.
Office of the General Counsel
40 East 52nd Street
New York, NY 10022
Attn: David Maryles and Tracy Ke
Email: legaltransactions@blackrock.com

BlackRock Global Allocation Collective Fund

c/o BlackRock Institutional Trust Company,
NA 55 East 52nd Street
New York, NY 10055
Attn: William Abecassis
Email: william.abecassis@blackrock.com

With a copy (which shall not constitute notice) to:
c/o BlackRock, Inc.
Office of the General Counsel
40 East 52nd Street
New York, NY 10022
Attn: David Maryles and Tracy Ke
Email: legaltransactions@blackrock.com

BlackRock Capital Allocation Trust

c/o BlackRock Advisors, LLC
55 East 52nd Street
New York, NY 10055
Attn: William Abecassis
Email: william.abecassis@blackrock.com

With a copy (which shall not constitute notice) to:
c/o BlackRock, Inc.
Office of the General Counsel
40 East 52nd Street
New York, NY 10022
Attn: David Maryles and Tracy Ke
Email: legaltransactions@blackrock.com

BlackRock ESG Capital Allocation Trust

c/o BlackRock Advisors, LLC
55 East 52nd Street
New York, NY 10055
Attn: William Abecassis
Email: william.abecassis@blackrock.com

With a copy (which shall not constitute notice) to:
c/o BlackRock, Inc.
Office of the General Counsel
40 East 52nd Street
New York, NY 10022
Attn: David Maryles and Tracy Ke
Email: legaltransactions@blackrock.com

BlackRock Strategic Income Opportunities
Portfolio of BlackRock Funds V

c/o BlackRock Advisors, LLC
55 East 52nd Street
New York, NY 10055
Attn: William Abecassis
Email: william.abecassis@blackrock.com

With a copy (which shall not constitute notice) to:
c/o BlackRock, Inc.
Office of the General Counsel
40 East 52nd Street
New York, NY 10022
Attn: David Maryles and Tracy Ke
Email: legaltransactions@blackrock.com

BlackRock Strategic Global Bond Fund, Inc.

c/o BlackRock Advisors, LLC
55 East 52nd Street
New York, NY 10055
Attn: William Abecassis
Email: william.abecassis@blackrock.com

With a copy (which shall not constitute notice) to:
c/o BlackRock, Inc.
Office of the General Counsel
40 East 52nd Street
New York, NY 10022
Attn: David Maryles and Tracy Ke
Email: legaltransactions@blackrock.com

Variable Insurance Products Fund III: VIP
Growth Opportunities Portfolio

The Northern Trust Company
Attn: Trade Securities Processing
333 South Wabash Ave, 32nd Floor
Chicago, Illinois 60604
Ref: Variable Insurance Products Fund III: VIP Growth Opportunities Portfolio, acct # F83514

Email: NTINQUIRY@NTRS.COM
Fax number: 312-557-5417

Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund

Mag & Co.
c/o Brown Brothers Harriman & Co.
Attn: Corporate Actions /Vault
140 Broadway
New York, NY 10005
BBH.Fidelity.CA.Notifications@BBH.com
Phone Number: 617-772-1070
Fax Number: 201-325-3651

Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund

State Street Bank & Trust
PO Box 5756
Boston, Massachusetts 02206
Attn: WARMWIND + CO fbo Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund
Email: SSBCORPACTIONS@StateStreet.com
Fax number: 617-988-9110

Fidelity U.S. Growth Opportunities Investment Trust

State Street Bank & Trust
PO Box 5756
Boston, Massachusetts 02206
Attn: THISBE co fbo Fidelity U.S. Growth Opportunities Investment Trust
Email: SSBCORPACTIONS@StateStreet.com
Fax number: 617-988-9110

Fidelity NorthStar Fund - Sub D

State Street Bank & Trust
PO Box 5756
Boston, Massachusetts 02206
Attn: THISBE co fbo Fidelity NorthStar Fund - Sub D
Email: SSBCORPACTIONS@StateStreet.com
Fax number: 617-988-9110

Fidelity Securities Fund: Fidelity Small Cap Growth Fund

Mag & Co.
c/o Brown Brothers Harriman & Co.
Attn: Corporate Actions /Vault
140 Broadway
New York, NY 10005
Email: BBH.Fidelity.CA.Notifications@BBH.com

Fidelity Securities Fund: Fidelity Small Cap Growth K6 Fund

BNY Mellon
PO Box 392002
Pittsburgh PA 15230
Email: fidelitycorporateevents@bnymellon.com

Fidelity Capital Trust: Fidelity Flex Small Cap Fund - Small Cap Growth Subportfolio

State Street Bank & Trust
PO Box 5756
Boston, Massachusetts 02206
Attn: ISLANDMOORING CO FBO Fidelity Capital Trust: Fidelity Flex Small Cap Fund - Small Cap
Growth Subportfolio
Email: SSBCORPACTIONS@StateStreet.com
Fax number: 617-988-9110

Fidelity Securities Fund: Fidelity Blue Chip Growth Fund

Mag & Co.
c/o Brown Brothers Harriman & Co.
Attn: Corporate Actions /Vault
140 Broadway
New York, NY 10005
Email: BBH.Fidelity.CA.Notifications@BBH.com
Phone Number: 617-772-1070
Fax Number: 201-325-3651

Fidelity Blue Chip Growth Commingled Pool

Mag & Co.
c/o Brown Brothers Harriman & Co.
Attn: Corporate Actions /Vault
140 Broadway
New York, NY 10005
Email: BBH.Fidelity.CA.Notifications@BBH.com
Phone Number: 617-772-1070
Fax Number: 201-325-3651

Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund

The Northern Trust Company
Attn: Trade Securities Processing
333 South Wabash Ave, 32nd Floor
Chicago, Illinois 60604
Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund
Reference Account # F70628
Email: NTINQUIRY@NTRS.COM
Fax number: 312-557-5417

Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund

The Northern Trust Company
333 South Wabash Ave, 32nd Floor
Chicago, Illinois 60604
Attn: Trade Securities Processing
Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund
Reference Account # F71082
Email: NTINQUIRY@NTRS.COM
Fax number: 312-557-5417

Fidelity Blue Chip Growth Institutional Trust

State Street Bank & Trust
PO Box 5756
Boston, Massachusetts 02206
Attn: THISBE & Co: FBO Blue Chip Growth Institutional Trust
Email: SSBCORPACTIONS@StateStreet.com
Fax number: 617-988-9110

FIAM Target Date Blue Chip Growth Commingled Pool

State Street Bank & Trust
PO Box 5756
Boston, Massachusetts 02206
Attn: FLAPPER CO fbo FIAM Target Date Blue Chip Growth Commingled Pool
Email: SSBCORPACTIONS@StateStreet.com
Fax number: 617-988-9110

SCHEDULE B

Schedule of Key Holders

MEM Newco Holdings, LLC, Mark Douglas and the Indirect Holders to the extent any Registrable Securities have been distributed, directly or indirectly, to such Indirect Holders.